Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sussex Bancorp
Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-20645) and Form S-8 (Nos. 333-196324, 333-130944,  333-122045 and 333-20603) of Sussex Bancorp of our report dated March 17, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey
March 17, 2017